As filed with the Securities and Exchange Commission on May 12, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Gray Television, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-0285030 (I.R.S. Employer Identification Number)

4370 Peachtree Road, NE
Atlanta, Georgia 30319
(404) 504-9828

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James C. Ryan
Executive Vice President and
Chief Financial Officer
Gray Television, Inc.
4370 Peachtree Road, NE
Atlanta, Georgia 30319
(404) 504-9828

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Mark L. Hanson, Esq.
Jones Day
1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia 30309
(404) 521-3939

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, no par value
Class A Common Stock, no par value
Preferred Stock, no par value
Debt Securities
Guarantees of Debt Securities (2)
Warrants
Units (3)

(1)

An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminable prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(2)

Guarantees of debt securities issued by the registrant may be provided by one or more of the registrants named in the table of additional registrants included on the inside facing page. Guarantees will be issued without additional consideration. Pursuant to Rule 457(n) of the Securities Act, no registration fee is required for the guarantees of debt securities to be registered.

(3)

Each unit will be issued under a unit agreement and will represent an interest in a combination of any two or more of the securities being registered under this registration statement or debt obligations of third parties, including U.S. Treasury obligations.

The registrant and co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant and co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
WVLT-TV, Inc.	Georgia	4833	58-2256206
Gray Television Group, Inc.	Delaware	4833	13-2982954
Gray Television Licensee, LLC	Nevada	4833	51-0376603

(1)

The name, address and telephone number of each of the additional registrant’s agent for service and of each additional registrant’s principal executive office is: James C. Ryan, 4370 Peachtree Road, NE, Atlanta, Georgia 30319; telephone (404) 504-9828.

PROSPECTUS

GRAY TELEVISION, INC.

Common Stock
Class A Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities

Warrants
Units

We may offer and sell from time to time the following securities in one or more offerings, and in amounts, at prices and on terms to be determined at the time of our offerings: (i) our Common Stock, no par value; (ii) our Class A Common Stock, no par value; (iii) our preferred stock, no par value; (iv) warrants to purchase securities; (v) debt securities; (vi) guarantees of debt securities; and (viii) units that include any combination of the foregoing securities.

We will provide the specific terms and amounts of the securities and their offering prices in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you decide whether to invest in any of these securities.

Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of our securities may be sold without delivery of the applicable prospectus supplement describing the method and terms of the offering of those securities.

We have two classes of common stock: Common Stock and Class A Common Stock. Our Common Stock trades on the New York Stock Exchange under the symbol “GTN.” Our Class A Common Stock trades on the New York Stock Exchange under the symbol “GTN.A.” On May 11, 2017, the last reported sale price for our Common Stock was $13.10 per share and the last reported sale price for our Class A Common Stock was $11.30 per share. None of the other securities that we may offer under this prospectus are currently publicly traded.

Investing in our securities involves risks. You should carefully consider the risk factors set forth or incorporated by reference into this prospectus, the applicable prospectus supplement and our periodic reports filed from time to time with the Securities and Exchange Commission, as described under the section entitled “Risk Factors” on page 3 of this prospectus, before making any decision whether to invest in any of the securities described in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 12, 2017

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i

WHERE YOU CAN FIND MORE INFORMATION	1

INCORPORATION BY REFERENCE	1

INDUSTRY AND MARKET DATA	2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2

ABOUT OUR COMPANY	3

RISK FACTORS	3

USE OF PROCEEDS	4

RATIOS OF EARNINGS TO FIXED CHARGES	4

DESCRIPTION OF CAPITAL STOCK	5

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES	9

DESCRIPTION OF WARRANTS	17

DESCRIPTION OF UNITS	18

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	19

VALIDITY OF SECURITIES	19

EXPERTS	19

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may, from time to time, sell any amount of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read the entire prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and the applicable prospectus supplement. We are not making offers to sell securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which the information is contained or other date referred to in that document, regardless of the time of sale or issuance of any security.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Gray,” the “Company,” “we,” “us” and “our” refer to Gray Television, Inc., a corporation organized under the laws of the State of Georgia, and its consolidated subsidiaries.

i

WHERE YOU CAN FIND MORE INFORMATION

Gray furnishes and files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials that we have furnished to or filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov. Those filings are also available to the public on our corporate website at http://www.gray.tv. The information contained on our website, other than the documents incorporated by reference into this prospectus, is not part of or incorporated by reference into this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the securities is terminated. We do not, however, incorporate by reference into this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such current reports.

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“2016 Form 10-K”), filed on March 1, 2017;

●	the portions of our proxy statement for our 2017 annual meeting of shareholders incorporated by reference into the 2016 Form 10-K, which proxy statement was filed on March 22, 2017;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 4, 2017; and

●	our Current Reports on Form 8-K filed on January 20, 2017 (except to the extent that information therein is furnished and not filed with the SEC), February 10, 2017, April 10, 2017 and May 5, 2017.

Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part of this prospectus, except as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus.

The information related to us contained in this prospectus should be read together with the information contained in the documents incorporated by reference. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to:

Gray Television, Inc.
4370 Peachtree Road, NE
Atlanta, Georgia 30319
(404) 504-9828
Attention:  Chief Financial Officer

INDUSTRY AND MARKET DATA

This prospectus includes, and any prospectus supplement may include, industry data regarding station rank, in-market share and television household data that we obtained from periodic reports published by The Nielsen Company (“Nielsen”). Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein, nor do we expect to do so in the future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

From time to time, including in this prospectus and any applicable prospectus supplement, and in the documents incorporated by reference into this prospectus and any applicable prospectus supplement, we make and may make “forward-looking statements” within the meaning of federal and state securities laws. Disclosures that use words such as “believes,” “expects,” “anticipates,” “estimates,” “will,” “may” or “should” and similar words and expressions are generally intended to identify forward-looking statements, as defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our then-current expectations and are based upon data available to us at the time the statements are made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. All forward-looking statements in, and incorporated by reference into, this prospectus and any applicable prospectus supplement, are qualified by these cautionary statements and are made only as of the date of this prospectus or the applicable prospectus supplement and we undertake no obligation to update any information contained in, or incorporated by reference into, this prospectus or the applicable prospectus supplement, as the case may be, or to publicly release any revisions to any forward-looking statements to reflect events or circumstances that occur, or that we become aware of, after the date of this prospectus or the applicable prospectus supplement, as the case may be. Any such forward-looking statements, whether made in this prospectus, any applicable prospectus supplement or elsewhere, should be considered in context with the various disclosures made by us about our business. These forward-looking statements fall under the safe harbors of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. The following risks, among others, could cause actual results to differ materially from those described in any forward-looking statements:

●

we have substantial debt and the ability to incur significant additional debt, which could restrict our future operating and strategic flexibility and further expose us to the risks of financial leverage;

●	the agreements governing our various debt and other obligations restrict, and are expected to continue to restrict, our business and limit our ability to take certain actions;

●	our ability to meet our debt service obligations on the notes and our other debt will depend on our future performance, which is, and will be, subject to many factors that are beyond our control;

●	we are a holding company with no material independent assets or operations and we depend on our subsidiaries for cash;

●

we are dependent on advertising revenues, which are seasonal and cyclical, and may also fluctuate as a result of a number of other factors, including any continuation of uncertain financial and economic conditions;

●	we intend to continue to evaluate opportunities to complete strategic acquisitions, and acquisitions involve risks and uncertainties;

●	we are highly dependent upon a limited number of advertising categories;

●

we are dependent on our retransmission consent agreements with multichannel video programming distributors and any potential changes to the retransmission consent regime could materially adversely affect our business;

●	we are highly dependent on network affiliations and may lose a significant amount of television programming if a network terminates or significantly changes its affiliation with us;

●	we purchase television programming in advance of earning any related revenue, and may not earn sufficient revenue to offset the costs thereof;

●	we are subject to risks of competition from other local stations as well as from cable systems, the Internet and other providers;

●	we may incur significant capital and operating costs, including costs related to our obligations under our defined benefit pension plan;

●	we may incur impairment charges related to our assets;

●

we do not currently pay cash dividends on our Common Stock or Class A Common Stock and if an investor ascribes value to a dividend-paying stock, the value of our Common Stock and Class A Common Stock may be reduced; and

●

we are subject to risks and limitations due to government regulation of the broadcasting industry, including Federal Communications Commission (“FCC”) control over the renewal and transfer of broadcasting licenses, which could materially adversely affect our operations and growth strategy.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. We urge you to review carefully the information under the heading “Item 1A—Risk Factors” in our 2016 Form 10-K and in the other documents incorporated by reference into this prospectus and any applicable prospectus supplement for a more complete discussion of the risks and uncertainties that may cause our actual results to differ materially from those projected by the Company.

ABOUT OUR COMPANY

We are a television broadcast company headquartered in Atlanta, Georgia, that owns and/or operates television stations and leading digital assets in markets throughout the United States. As of March 31, 2017, we owned and/or operated television stations in 54 television markets broadcasting over 200 programming streams, including over 100 channels affiliated with the CBS Network, the NBC Network, the ABC Network and the FOX Network. Our station group reaches approximately 10.3% of total United States television households.

Gray Television, Inc. is a Georgia corporation. Our executive offices are located at 4370 Peachtree Road, NE, Atlanta, GA 30319, and our telephone number at that location is (404) 504-9828. Our website address is http://www.gray.tv. The information contained on our website, other than the documents incorporated by reference into this prospectus, is not a part of or incorporated by reference into this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any decision whether to invest in our securities, you should carefully consider the risk factors incorporated by reference into this prospectus from our 2016 Form 10-K and our periodic reports filed from time to time with the SEC, as well as those to be contained in or incorporated by reference into any applicable prospectus supplement. You should also refer to the other information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition and results of operations. Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include capital expenditures, meeting working capital needs, refinancing indebtedness and possible acquisitions. We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the applicable prospectus supplement relating to such securities.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to (i) fixed charges and (ii) fixed charges and preference security dividends for the indicated periods. Except for the year ended December 31, 2012, we did not have any preferred stock outstanding and, as a result, our ratios of earnings to fixed charges and fixed charges and preference security dividends are the same for all other periods presented.

	Three Months Ended	Year Ended December 31,
	March 31, 2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges(1)	1.76	2.07	1.87	2.15	1.59	1.78
Ratio of earnings to fixed charges and preference security dividends (1)						1.60

(1)	For purposes of this ratio:

The term “earnings” is the amount resulting from adding and subtracting the following items. We add the following: (i) pre-tax income from continuing operations; (ii) fixed charges; (iii) amortization of capitalized interest; (iv) distributed income of equity investees; and (v) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges. From the total of the added items, we subtract the following: (i) interest capitalized and (ii) preference security dividend requirements of consolidated subsidiaries.

The term “fixed charges” means the sum of: (i) interest expensed and capitalized, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness, (iii) an estimate of the interest within rental expense, and (iv) preference security dividend requirements of consolidated securities.

The term “preference security dividend” is the amount of pre-tax earnings required to pay the dividends on outstanding preference securities. The dividend requirement is computed as the amount of the dividend divided by (1 minus the effective income tax rate applicable to continuing operations).

DESCRIPTION OF CAPITAL STOCK

The following section describes the general terms and provisions of our capital stock and is based upon our restated articles of incorporation (“Articles of Incorporation”) and our bylaws (“Bylaws”), each of which have been publicly filed with the SEC and are incorporated by reference into the registration statement of which this prospectus forms a part, and applicable provisions of law. The description is not complete and is intended only as a summary, and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws. You should read the Articles of Incorporation and Bylaws for the provisions that are important to you.

We are authorized to issue 135,000,000 shares of all classes of capital stock, of which 15,000,000 shares are designated Class A common stock, no par value (“Class A Common Stock”), 100,000,000 shares are designated common stock, no par value (“Common Stock”), and 20,000,000 shares are designated “blank check” preferred stock for which our board of directors has the authority to determine the rights, powers, limitations and restrictions, all as set forth more fully below.

Our authorized shares of capital stock are generally available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of the stock exchange on which our securities may be listed or traded. If the approval of our shareholders is not required for the issuance of shares of capital stock, our board of directors may determine to issue shares without seeking shareholder approval.

Common Stock and Class A Common Stock

Shares Outstanding; Listing

As of May 10, 2017, we had 66,325,353 shares of Common Stock and 6,598,377 shares of Class A Common Stock outstanding. Our Common Stock trades on the New York Stock Exchange under the symbol “GTN.” Our Class A Common Stock trades on the New York Stock Exchange under the symbol “GTN.A.”

Rights Generally; Voting Rights

The rights of our Common Stock and Class A Common Stock are identical, except that our Class A Common Stock entitles the holder to ten votes on all matters on which shareholders are permitted to vote and our Common Stock entitles the holder to one vote on all matters on which shareholders are permitted to vote. Under our Bylaws, a majority of the shares outstanding and entitled to vote constitute a quorum at a meeting of shareholders. Under our Articles of Incorporation and Bylaws, unless otherwise required by Georgia law, action by our shareholders is taken by the affirmative vote of the holders of a majority of votes cast, except for elections of directors, which are determined by a plurality of the votes cast, at a meeting of the shareholders at which a quorum is present. Holders of Common Stock and Class A Common Stock may not cumulate their votes in the election of directors.

Dividends

The holders of Common Stock and Class A Common Stock are entitled to dividends when and as may be declared by our board of directors out of funds legally available therefore and, upon liquidation, to a pro rata share in any distribution to shareholders.

Other Rights

Neither holders of Common Stock nor Class A Common Stock have any preemptive rights or conversion rights or other subscription rights. Neither our shares of Common Stock nor Class A Common Stock are subject to any redemption or sinking fund provisions, nor are they convertible into any of our other securities. All issued and outstanding shares of Common Stock and Class A Common Stock are fully paid and nonassessable.

Pursuant to our Articles of Incorporation, if any person or group acquires beneficial ownership of 100% of the then issued and outstanding shares of Class A Common Stock (such acquisition making such person or group a “Significant Shareholder”), and such Significant Shareholder does not immediately after such acquisition beneficially own an equal percentage of the then issued and outstanding Common Stock, such Significant Shareholder must, within a 90-day period, commence a public tender offer to acquire from all other holders of Common Stock all of the issued and outstanding shares of Common Stock beneficially owned by them, and must acquire all shares validly tendered. The offer price for any shares of Common Stock required to be purchased by a Significant Shareholder under our Articles of Incorporation is the greater of (i) the highest price per share paid by the Significant Shareholder for any share of Class A Common Stock or Common Stock (whichever is higher) in the six month period prior to becoming a Significant Shareholder and (ii) the highest closing price of a share of Class A Common Stock or Common Stock (whichever is higher) on the New York Stock Exchange (or such other quotation system or securities exchange constituting the principal trading market for either class of common stock) during the 30 calendar days prior to becoming a Significant Shareholder.

If a Significant Shareholder fails to make an offer as required to purchase shares validly tendered and not withdrawn, such Significant Shareholder shall not be entitled to vote any shares of Class A Common Stock beneficially owned and acquired by such Significant Shareholder after the date that exceeded such Significant Shareholder’s comparable percentage of Common Stock unless and until the requirements above are complied with or unless and until all shares of Class A Common Stock which would require an offer to be made, are no longer owned by such Significant Shareholder.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our Common Stock and Class A Common Stock.

Preferred Stock

Our board of directors is authorized, without shareholder approval, to establish out of our authorized 20,000,000 shares of preferred stock, one or more series of preferred stock, having such relative rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, as our board of directors shall determine without further vote or action by the shareholders. Pursuant to such authority, the board of directors has previously designated 1,000 shares of preferred stock as Series A Preferred Stock, 2,500 shares of preferred stock as Series B Preferred Stock, 5,000 shares of preferred stock as Series C Convertible Preferred Stock, and 1,000 shares of preferred stock as Series D Perpetual Preferred Stock. As of May 10, 2017, there were no shares of preferred stock issued or outstanding, and all such designated shares are available for future issuance as shares of one or more series of preferred stock.

You should read the applicable prospectus supplement for the terms of the preferred stock offered thereby. The terms of the preferred stock set forth in such prospectus supplement may include the following, as applicable to the preferred stock offered thereby:

●	the designation of the series of preferred stock, which may be by distinguishing number, letter or title;

●	the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such preferred stock;

●

the dividend rate or rates of such shares, the date on which dividends, if declared, will be payable, and whether or not such dividends are to be cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

●	the amounts payable on shares of such preferred stock in the event of voluntary or involuntary liquidation, dissolution or winding up;

●	the redemption rights and price or prices, if any, for the shares of such preferred stock;

●	the terms and amount of any sinking fund or analogous fund providing for the purchase or redemption of the shares of such preferred stock, if any;

●	the voting rights, if any, granted to the holders of the shares of such preferred stock in addition to those provided by Georgia law or our Articles of Incorporation;

●

whether the shares of preferred stock will be convertible into shares of our Common Stock, Class A Common Stock or any other class of our capital stock and, if convertible, the conversion price or prices, any adjustment thereof and any other terms and conditions upon which such conversion shall be made;

●	any other rights, preferences, restrictions, limitations or conditions relating to the shares of preferred stock as may be permitted by Georgia law or our Articles of Incorporation;

●	any listing of such preferred stock on any securities exchange; and

●	a discussion of federal income tax considerations applicable to such preferred stock.

The specific terms of any preferred stock to be sold under this prospectus will be described in the applicable prospectus supplement. If so indicated in such prospectus supplement, the terms of the preferred stock offered may differ from the general terms set forth above. The preferred stock offered will, when issued, be fully paid and nonassessable.

Anti-Takeover Provisions of our Articles of Incorporation and the Bylaws and Georgia Law

Certain provisions in our Articles of Incorporation and Bylaws and Georgia law may encourage persons considering unsolicited tender offers or other unilateral takeover provisions to negotiate with the board of directors rather than pursue non-negotiated takeover attempts. These provisions could delay or discourage certain types of transactions involving an actual or potential change in control of us or our management (including transactions in which shareholders might otherwise receive a premium for their shares over the then current prices) and may limit the ability of shareholders to remove current management or approve transactions that shareholders may deem to be in their best interests and, therefore, could adversely affect the value of our securities.

Board of Directors

Our Bylaws provide that the number of directors shall be between 3 and 15, and shall be fixed by our board of directors from time to time. Under our Bylaws, shareholders have the power by majority vote at any meeting to remove a director. Our Bylaws also provide that any vacancy occurring on the board of directors may be filled by an affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, and that any vacancy on the board by reason of an increase in the size of the board of directors shall be filled by an affirmative vote of a majority of the board of directors. These provisions may deter a shareholder from seeking to remove incumbent directors and simultaneously attempting to gain control of our board of directors by filling the vacancies created by this removal with its own nominees.

Shareholder Action Without a Meeting

Under the Georgia Business Corporation Code, unless a company’s articles of incorporation specify otherwise, any action that could be taken by shareholders at a meeting may be taken, instead, without a meeting if a consent in writing is signed by all the holders of outstanding shares entitled to vote on the action or, if so provided in the articles of incorporation, by the holders of outstanding shares entitled to vote on the action having voting power to cast not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote were present and voted. As our Articles of Incorporation do not expressly provide for shareholder action by less than unanimous written consent, our shareholders may not act upon a matter except at a duly called meeting or by unanimous written consent, thereby limiting the ability of our shareholders to take actions which may be opposed by our board of directors.

Advance Notice of Requirement for Shareholder Proposals and Director Nominees

Shareholders seeking to have a proposal included in a Company proxy statement for an annual meeting of shareholders, or otherwise considered at such meeting, including a proposal for the election of a director nominee, must comply with certain advance notice requirements under the rules and regulations of the SEC. These requirements are generally contained in our proxy statement for our most recent annual meeting of shareholders, and relate to the timing by which we must be notified of such proposal. These limitations may have the effect of precluding shareholder business at an annual meeting if the proper procedures are not followed and may discourage or deter a third party from otherwise attempting to recommend individuals to our board of directors or obtain control of us.

Preferred Stock

As discussed above, our Articles of Incorporation authorize the issuance of preferred stock in one or more series. Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer or other takeover attempt, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may rank prior to our common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock. In some instances the preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.

Amendments to the Articles of Incorporation and Bylaws

Under Georgia law, our board of directors may amend or repeal any provision of our Articles of Incorporation, except any provision declared to be amendable only by the shareholders. Our Bylaws expressly authorize the alteration, amendment, repeal or adoption of new bylaws by a majority vote of the shareholders at any regular or special shareholder meeting. Our board of directors is also authorized to amend or repeal any provision of our Bylaws under Georgia law.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES

This section describes certain general terms and provisions of the debt securities we may issue pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. The debt securities of any series may be senior debt securities or subordinated debt securities and may have the benefit of guarantees by one or more of our subsidiaries.

We will issue any debt securities under the indenture to be entered into between us and the trustee named in the indenture. The indenture is subject to any amendments or supplements as we may enter into from time to time which are permitted under the indenture. We will file the definitive indenture, when executed, as well as any amendments or supplements thereto, as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part.

We have summarized select portions of the debt securities, the guarantees and the indenture below. The following summary does not purport to be a complete description of the indenture, the debt securities or the guarantees, and is subject to the detailed provisions of, and qualified in its entirety by reference to, the indenture, including any terms deemed to be a part thereof by the Trust Indenture Act of 1939 (the “Trust Indenture Act”). You may obtain a copy of the indenture as described below under “Where You Can Find More Information.”

General

We may issue debt securities under the indenture, from time to time, in one or more series, with the same or different terms. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may, subject to certain conditions, be reopened, without the consent of the holders of outstanding debt securities, for issuances of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors or in one or more supplemental indentures.

We will describe the particular terms of each series of debt securities we offer, as well as any modifications or additions to the general terms of the indenture, in a prospectus supplement relating to the offer of those series of debt securities, including some or all of the following terms:

●

the title and ranking of the debt securities (which title shall distinguish such debt securities from all other debt securities we issue), including, as applicable, whether the debt securities are convertible or exchangeable for other securities;

●	any limit upon the aggregate principal amount of the debt securities;

●	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities;

●	the date or dates, whether fixed or extendable, on which we will pay the principal on the debt securities;

●

the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and the record dates for the determination of holders to whom interest is payable;

●	any provisions relating to the issuance of the debt securities at an original issue discount;

●	the place or places where the principal of and interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

●

whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

●

if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable in accordance with the provisions of the debt securities or resolution of our board of directors or any applicable supplemental indenture;

●	whether the debt securities will provide for the payment of additional amounts in respect of any tax, assessment or governmental charge;

●

any obligation we may have to redeem, purchase or repay the debt securities or to offer to purchase or repay the debt securities pursuant to any sinking fund or other provision or at the option of a holder of debt securities, and the price or prices, at which, and the period or periods within which, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, including the terms or method of payment thereof if other than cash, and any provision for the remarketing of the debt securities;

●

the denominations, including U.S. dollars, euros or pounds sterling, in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

●

whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities, including the legends required by law or as we deem necessary or appropriate;

●

any obligation we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or combination thereof, and the terms and conditions upon which such conversion will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period, the provisions for conversion or exchange price or rate adjustments and any other provision relative to such obligation, and any limitations on the ownership or transferability of the securities or property into which holders of the debt securities may convert or exchange the debt securities;

●	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

●	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

●

any deletions from, modifications of or additions to the events of default, covenants or other provisions with respect to the debt securities, whether or not such events of default, covenants or other provisions are consistent with the events of default, covenants or other provisions set forth in the indenture;

●

if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amounts will be determined;

●

whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

●

whether the debt securities, in whole or in specified part, will be subject to defeasance or covenant defeasance and, if the debt securities may be defeased in whole or in specified part, the covenants, events of default and other provisions that will cease to be applicable upon such defeasance and any provisions to permit a pledge of obligations other than government obligations or other arrangements to satisfy the requirements for defeasance and, if other than by a resolution of our board of directors, the manner in which we may elect to defease the securities will be evidenced;

●

if the debt securities are to be guaranteed by any guarantors, the names of any guarantors of the debt securities and the terms of the guarantees including any deletions from, or modifications of or additions to, the provisions in the indenture related thereto;

●

whether the debt securities are to be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

●	whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the provisions related to such subordination; and

●	any other terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $2,000 and in integral multiples of $1,000 in excess thereof, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business Day” means any calendar day that is not a Saturday, Sunday or a day on which banking institutions in the City of New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent or registrar under the indenture.

Covenants

Unless we provide otherwise in the applicable prospectus supplement, the debt securities will not contain any restrictive financial covenants, including, among others, covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into any sale and leaseback transactions.

Merger, Consolidation or Sale of Assets

The indenture will permit a consolidation or merger between us and another entity and/or the sale, assignment, transfer, conveyance or other disposition by us of all or substantially all of our property and assets, provided that:

●

either (a) we are the surviving corporation or assignee or (b) the entity formed by, or surviving, any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made (if other than us) is an entity organized or existing under the laws of a U.S. jurisdiction, provided that if we or such other successor entity is not a corporation, there will be a co-issuer of the debt securities that is a corporation;

●

the entity formed by, or surviving, any such consolidation or merger (if other than us) or the entity to which such sale, assignment, transfer, conveyance or other disposition has been made (if other than us) assumes all our obligations under the debt securities and the indenture pursuant to agreements reasonably satisfactory to the trustee;

●	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

●

we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

After any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of our properties or assets in a transaction in accordance with the indenture, the successor entity formed by such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition is made will succeed to, and be substituted for us in the indenture, and may exercise every right and power of ours under the indenture with the same effect as if such successor entity had been named as the company in such indenture.

Modification and Waiver

Under the indenture, certain of our rights and obligations and certain of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities affected by the modification or amendment. Without the consent of each holder of debt securities affected, an amendment, supplement or waiver may not (with respect to any debt securities held by a non-consenting holder):

●	reduce the principal amount of debt securities of that series;

●	reduce the principal of or change the fixed maturity of any debt security of that series;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security of that series;

●	alter or impair the right to convert at the rate or upon the terms provided in the indenture;

●	make any of the debt securities payable in money other than that stated in the debt securities of that series;

●	impair a holder’s right to sue us for the enforcement of payments due on the debt securities of that series; or

●

if any debt securities of a series are guaranteed by the guarantee of any guarantor, a release of such guarantor from any of its obligations under such guarantee, except in accordance with the terms of the indenture.

Notwithstanding the preceding, under the indenture, the holders of at least a majority of the total principal amount of the outstanding debt securities of any series may, on behalf of all holders of the debt securities of such series:

●	waive compliance by us with certain restrictive provisions of the indenture; and

●

waive any existing or past default under the indenture, except (a) a default in the payment of the principal of, or any premium or interest on, any debt securities of such series; or (b) a default under any provision of the indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of such series.

We and the trustee may amend the indenture without the consent of any holder of debt securities with respect to specific matters, including, but not limited to:

●	to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities, or any guarantees endorsed thereon or attached thereto, any property or assets;

●

to add to the covenants or events of default such further covenants, restrictions, conditions, provisions or events of default as the board of directors may consider to be for the protection of the holders of the debt securities;

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to provide for the assumption by a successor person;

●	to evidence and provide for successor trustees;

●	to add, change or eliminate any provision affecting only debt securities not yet issued;

●	to comply with any requirement of the SEC in connection with qualification of an indenture under the Trust Indenture Act;

●	to conform the indenture to the provisions set forth in the description of the securities in the applicable prospectus supplement; and

●	to make any change that does not adversely affect the rights of any holder.

Events of Default

Unless we provide otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

●	failure to pay interest on any debt security for 30 days after the payment is due;

●	failure to pay the principal of, or any premium on, any debt security when due, either at maturity, upon redemption or otherwise;

●

failure on our part to comply with any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding affected by the failure to comply in the manner specified in the indenture;

●	certain events in bankruptcy, insolvency or reorganization relating to us; or

●

any guarantee by any guarantor which is a significant subsidiary (or a group which together would constitute a significant subsidiary) for any reason ceasing to be, or for any reason being asserted in writing by us or such guarantor not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the indenture or by terms of such series of debt securities.

If an event of default occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.

The indenture will require us and any guarantor to file an officers’ certificate with the trustee each year regarding compliance with the terms of the indenture. Upon becoming aware of any default or event of default, we will be required to deliver to the trustee a statement specifying such default or event of default.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series so affected (with each series treated as a separate class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture will provide that in case an event of default has occurred and is continuing, the trustee will be required, in the exercise of their respective power, to use the degree of care and skill of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee reasonable written security and indemnity satisfactory to it against any loss, liability or expense.

Satisfaction and Discharge; Defeasance and Covenant Defeasance

Satisfaction and Discharge of Indenture

The indenture will be discharged and will cease to be of further effect as to all debt securities of any series that have been issued thereunder, when:

●	either:

●

all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

●

all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the aggregate indebtedness on the debt securities not delivered to the trustee for cancellation for principal of, premium on, if any, and interest, if any, on, the debt securities to the date of maturity or redemption (provided that no default or event of default has occurred and is continuing and such deposit will not breach any other instrument by which we are bound);

●	we have paid or caused to be paid all sums payable by it in respect of such securities of such series under the indenture; and

●

we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities of that series at maturity or on the redemption date, as the case may be.

In addition we must deliver an officers’ certificate and opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance of Certain Covenants and Certain Events of Default

Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

●	to defease and be discharged from all of our obligations with respect to such debt securities, which we refer to as defeasance; or

●

to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities, which we refer to as covenant defeasance.

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

●

we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient to pay the principal of, premium on, if any, and interest, if any, on, the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities of such series are being defeased to such stated date for payment or to a particular redemption date;

●

we must deliver to trustee an opinion of counsel to the effect that the holders of such debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred;

●

no default or event of default may have occurred or continue with respect to debt securities of such series on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit and the granting of liens to secure such borrowings);

●

such defeasance or covenant defeasance, as the case may be, will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which we are a party or bound;

●

we must deliver an officers’ certificate to the trustee stating that the deposit was not made with the intent of preferring holders of the series of debt securities being redeemed over our other creditors with the intent of defeating, hindering, delaying or defrauding any of our creditors or others; and

●

we must deliver an officers’ certificate and opinion of counsel to the trustee, stating that all conditions precedent relating to the defeasance or covenant defeasance, as the case may be, have been complied with.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act.

Guarantees of Debt Securities

The debt securities of any series may be guaranteed by one or more of our subsidiaries. However, the indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit the guarantors for any series of guaranteed debt securities to be different from any other series of guaranteed debt securities. As a result, a series of debt securities may not have any guarantors and the guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. If we issue a series of guaranteed debt securities, the identity of the specific guarantors of the debt securities of that series and the terms and conditions of the guarantee will be identified in the applicable prospectus supplement.

A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such guarantor is the surviving entity) another entity, other than us or another guarantor, unless:

●	immediately after giving effect to such transaction, no default or event of default exists; and

●

the entity acquiring the property in such sale or disposition or the surviving entity is an entity organized or existing under the laws of a U.S. jurisdiction and expressly assumes all the obligations of that guarantor under its guaranty; and

●	we have delivered to the trustee an officers’ certificate and opinion of counsel stating that the merger, consolidation or transfer and supplemental agreements, if any, comply with the indenture.

The guaranty of a guarantor will be released:

●

in connection with any sale or other disposition of all or substantially all of the assets, or all of the capital stock, of that guarantor, by way of merger, consolidation or otherwise, to an entity that is not (either before or after giving effect to such transaction) us or a subsidiary; provided such sale, merger or consolidation is made in accordance with the terms of the indenture; or

●	upon defeasance or covenant defeasance in accordance with the indenture.

Any guarantor not released from its obligations under its guarantee will remain liable for the full amount of principal of, premium on, if any, interest, if any, on, the debt securities of such series.

The applicable prospectus supplement relating to any series of guaranteed debt securities may specify other terms of the applicable guarantees.

Further Issues

Unless specified otherwise with respect to a series of debt securities in a prospectus supplement, we may from time to time, without notice to or the consent of the registered holders of a series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of the corresponding series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of the corresponding series and have the same terms as to status, redemption or otherwise as the debt securities of the corresponding series.

Notices

Unless otherwise indicated in the applicable prospectus supplement, we will give notices to holders of the debt securities by mail at the addresses listed in the security register.

Governing Law

The indenture and the debt securities (and any guarantees thereof) will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Regarding the Trustee

We have not selected a trustee under the indenture. Disclosure regarding the trustee will be provided in an applicable prospectus supplement or amendment hereto.

DESCRIPTION OF WARRANTS

General Description of Warrants

We may issue warrants for the purchase of our Common Stock, Class A Common Stock, preferred stock, debt securities or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. In connection with any warrants, we may enter into a standby underwriting agreement with one or more underwriters or other investors pursuant to which the underwriters or other investors will agree to purchase any securities underlying such warrants that remain unpurchased upon the expiration of such warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in the applicable prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

The applicable prospectus supplement relating to a particular issue of warrants exercisable for debt securities will describe the terms of those warrants, including:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●

the designation, number or principal amount and terms of our Common Stock, Class A Common Stock, preferred stock, debt securities or any combination thereof, purchasable upon exercise of such warrants;

●	if applicable, the designation and terms of the debt securities, if any, with which the warrants are issued and the number of warrants issued with each such security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the principal amount and price of each underlying security that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commences and expires;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	whether the warrants will be issued in registered or bearer form;

●	information relating to book-entry procedures, if any;

●	the material terms of any standby underwriting agreement entered into by us in connection with any warrants;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date or occurrence. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the applicable prospectus supplement relating to the units being offered.

To the extent appropriate, the applicable prospectus supplement will describe the specific terms of any units offered thereby, including the following:

●

the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units will be issued in fully registered or global form.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

A summary of any material U.S. federal income tax considerations for persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. Any such summary will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective investors. Prospective investors in securities are urged to consult their own tax advisors prior to deciding whether to invest in the securities.

VALIDITY OF SECURITIES

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities offered by this prospectus will be passed upon for us by Jones Day, Atlanta, Georgia and, with respect to certain matters under Nevada law, by Woodburn and Wedge, Reno, Nevada. If legal matters in connection with particular offerings of the securities in the future are passed upon by counsel to the underwriters, dealers or agents, if any, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated into this prospectus by reference to the 2016 Form 10-K have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports incorporated by reference herein, and have been so incorporated in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered hereby.

SEC registration fee	$	*
Legal fees and expenses		(1)
Printing fees		(1)
Accounting fees and expenses		(1)
Trustee’s fees and expenses		(1)
Miscellaneous		(1)
Total		$(1)

*	In accordance with Rules 456(b) and 497(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Georgia Registrants

Gray Television, Inc. and WVLT-TV, Inc. (together, the “Georgia Registrants”) are incorporated in Georgia.

Section 14-2-851 of the Georgia Business Corporation Code (the “GBCC”) generally provides that a corporation may indemnify a director (including a former director and including a director who is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity) against liability incurred: (i) in a civil proceeding (a) if, in the case of conduct in such director’s capacity as a director, the conduct was in good faith and reasonably believed by such director to be in the best interests of the corporation, and (b) if, in all other cases, the conduct was in good faith and was at least not opposed to the best interests of the corporation; and (ii) in a criminal proceeding, the conduct was in good faith and the director had no reasonable cause to believe such conduct was unlawful. GBCC section 14-2-851(d) provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under GBCC section 14-2-851, or in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that personal benefit was improperly received by such director, whether or not involving action in such director’s capacity as a director.

GBCC section 14-2-852 generally provides for mandatory indemnification against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in defending an action to which the director was a party because he or she was a director of the corporation.

GBCC section 14-2-853 generally provides that a corporation may, under certain circumstances, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director of the corporation.

GBCC section 14-2-854 generally allows a court, upon application by a director, to order indemnification and/or advancement of expenses if it determines that the director is entitled to indemnification under the GBCC or it determines that indemnification is fair and reasonable even if, among other things, the director has failed to meet the statutory standard of conduct provided under GBCC section 14-2-851. However, the court may not order indemnification in excess of reasonable expenses for liability to a corporation or for receipt of an improper benefit.

GBCC section 14-2-855 generally provides that a corporation may not indemnify a director under GBCC section 142-851 unless authorized by GBCC section 14-2-851 and either (i) a committee of disinterested directors, (ii) special legal counsel, or (iii) disinterested shareholders have determined that indemnification is permitted in a specific proceeding because the director has met the relevant standard of conduct.

GBCC section 14-2-856 generally permits a corporation’s articles of incorporation or bylaws or a contract or a resolution approved or ratified by a corporation’s shareholders to authorize a corporation to indemnify a director against claims to which the director was a party, including claims by a corporation or in its right (e.g., shareholder derivative action). However, a corporation may not indemnify the director for liability to the corporation or if the director is subjected to injunctive relief in the corporation’s favor for (i) any misappropriation of the corporation’s business opportunities, (ii) intentional misconduct or knowing violation of the law, (iii) unlawful distributions or (iv) receipt of an improper benefit.

GBCC section 14-2-857 generally permits a corporation to indemnify an officer (including a former officer and including an officer who is or was serving at our request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity) to the same extent as a director. A corporation may indemnify an officer who is not a director to a further extent by means of the corporation’s articles of incorporation, bylaws, board resolutions, or by contract. However, a corporation may not indemnify an officer for liability arising from conduct involving misappropriation of the corporation’s business opportunity, intentional misconduct or knowing violation of the law, unlawful distributions, or receipt of an improper benefit. An officer who is not a director is also entitled to mandatory indemnification and may apply for court-ordered indemnification.

GBCC section 14-2-858 generally permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liability incurred by them in their capacities or arising out of their status as our directors and officers, regardless of whether the corporation would have the power to indemnify or advance expenses to the director or officer for the same liability under the GBCC.

Article 7 of Gray Television, Inc.’s Articles of Incorporation generally provides that the liability of each director to the Company or its shareholders for monetary damages for breach of duty of care or other duty as a director shall be eliminated or limited to the fullest extent permitted by applicable law. However, to the extent required by applicable law, this provision does not eliminate or limit the liability of a director for (i) any appropriation, in violation of his duties, of any business opportunity of the Company; (ii) any acts/omissions involving intentional misconduct or a knowing violation or law; (iii) any transaction from which the director derived an improper personal benefit; or (iv) certain liability set out in GBCC section 14-2-832.

Article XIV of Gray Television, Inc.’s Bylaws generally provides for indemnification of and advancement of expenses to directors and officers to the fullest extent permitted by applicable law. Article XIV also provides that indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

Article VII of WVLT-TV, Inc.’s Articles of Incorporation generally provide that director liability shall be eliminated or limited to the full extent permitted by the GBCC.

Article XIV of WVLT-TV, Inc.’s Bylaws generally provides for indemnification of directors and officers under similar terms as the Bylaws of Gray Television, Inc.

Delaware Registrant

Gray Television Group, Inc. (“GTG”) is incorporated in Delaware.

With respect to indemnification of officers and directors, the General Corporate Law of the State of Delaware (“DGCL”) section 145 provides that a corporation will have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Furthermore, the DGCL provides that a corporation will have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect to any claim, issue or matter as to which such person will have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court will deem proper.

Article IX of GTG’s Certificate of Incorporation generally provides that the corporation shall indemnify and advance expenses to the fullest extent provided by DGCL section 145 all individuals that it shall have power to indemnify. GTG’s certificate of incorporation further states that indemnification and advancement of expenses shall not be exclusive of any other remedies that an indemnified individual may have.

Article XI of GTG’s Certificate of Incorporation generally provides that, to the fullest extent permitted by the DGCL, no director shall be liable personally liable to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director.

Nevada Registrant

Gray Television Licensee, LLC (“Gray Licensee”) is organized in Nevada.

Section 86.411 of the Nevada Revised Statutes (“NRS”) generally allows a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the limited liability company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding.

NRS section 86.421 generally allows a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, the person to be indemnified in either case must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

NRS section 86.431 generally provides that to the extent a manager, member, employee or agent of a limited liability has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

NRS section 86.441 generally allows a limited liability company, in its articles of organization, operating agreement or other agreement, to provide for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification by the company.

NRS section 86.461 generally allows a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s current and former managers, members employees or agents, or any persons serving or who have served in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as managers, members, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

The Articles of Organization of Gray Licensee provide that Gray Licensee is manager-managed. The Limited Liability Company Agreement of Gray Licensee provides that a board of directors shall collectively act as the company’s manager. The Limited Liability Company Agreement of Gray Licensee further styles the owners of membership interests of Gray Licensee, known as “members” under Nevada law, as shareholders. With regard to indemnification, the Limited Liability Company Agreement of Gray Licensee generally provides that Gray Licensee shall indemnify and advance expenses to shareholders, board members, and officers of the company to the fullest extent permitted by law. The agreement further provides that no shareholder, board member, or officer shall be indemnified against liability for intentional misconduct, knowing violation of the law, or transaction in which the individual received an illegal or prohibited personal benefit.

ITEM 16. EXHIBITS

INDEX

Exhibit No.	Description

1.1	Form of Underwriting or Purchase Agreement*

4.1	Form of Indenture

4.2	Form of Debt Securities*

4.3	Form of Warrant Agreement*

4.4	Form of Unit Contract*

4.5	Form of Certificate of Designation of Preferred Stock*

4.6

Indenture, dated as of June 14, 2016, by and among Gray Television, Inc., the guarantors signatory thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on June 15, 2016)

4.7	Form of 5.875% Senior Note due 2026 (incorporated by reference to Exhibit A to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on June 15, 2016)

4.8

Indenture, dated as of September 14, 2016, by and among Gray Television, Inc., the guarantors signatory thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on September 14, 2016)

4.9	Form of 5.125% Senior Note due 2024 (incorporated by reference to Exhibit A to Exhibit 4.1 to our current report on form 8-K filed with the SEC on September 14, 2016)

4.10

First Supplemental Indenture, dated as of September 14, 2016, by and among Gray Television, Inc., the guarantors signatory thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on September 14, 2016)

4.11	Restated Articles of Incorporation of Gray Television, Inc. (incorporated by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2009)

4.12	Bylaws of Gray Television, Inc. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on June 6, 2013)

5.1	Opinion of Jones Day

5.2	Opinion of Woodburn and Wedge

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016)

23.1	Consent of RSM US LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

23.3	Consent of Woodburn and Wedge (included in Exhibit 5.2)

24.1	Powers of Attorney for Gray Television, Inc. (included in the signature page attached hereto)

24.2	Powers of Attorney for WVLT-TV, Inc. (included in the signature page attached hereto)

24.3	Powers of Attorney for Gray Television Group, Inc. (included in the signature page attached hereto)

24.4	Powers of Attorney for Gray Television Licensee, LLC (included in the signature page attached hereto)

25.1 **	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended

*	To be filed prior to or in connection with the first offering contemplated by such agreement as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	To the extent applicable, to be incorporated by reference from a subsequent filing in accordance with Section 305 (b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17. UNDERTAKINGS

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)     each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         The undersigned registrant hereby undertakes, for any offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)          The undersigned registrant hereby undertakes that:

(1)     for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)     for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)          The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on this 12th day of May, 2017.

GRAY TELEVISION, INC.

By:	/s/ Hilton H. Howell, Jr.
Hilton H. Howell, Jr.,
Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Gray Television, Inc., a Georgia corporation (the “Company”), hereby constitutes and appoints Hilton H. Howell, Jr. and James C. Ryan, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more Registration Statement(s) on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Hilton H. Howell, Jr.	Chief Executive Officer,	May 12, 2017
(Hilton H. Howell, Jr.)	President and Chairman (Principal Executive Officer)
/s/ James C. Ryan	Executive Vice President	May 12, 2017
(James C. Ryan)	and Chief Financial Officer (Principal Financial Officer)
/s/ Jackson S. Cowart, IV	Vice President and	May 12, 2017
(Jackson S. Cowart, IV)	Chief Accounting Officer (Principal Accounting Officer)
/s/ Richard L. Boger	Director	May 12, 2017
(Richard L. Boger)
/s/ T. L. Elder	Director	May 12, 2017
(T. L. Elder)
/s/ Luis A. Garcia	Director	May 12, 2017
(Luis A. Garcia)
/s/ Richard B. Hare	Director	May 12, 2017
(Richard B. Hare)
/s/ Robin R. Howell	Director	May 12, 2017
(Robin R. Howell)
/s/ Elizabeth Neuhoff	Director	May 12, 2017
(Elizabeth Neuhoff)
/s/ Howell W. Newton	Director	May 12, 2017
(Howell W. Newton)
/s/ Hugh E. Norton	Director	May 12, 2017
(Hugh E. Norton)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on this 12th day of May, 2017.

WVLT-TV, Inc.

By:	/s/ James C. Ryan
James C. Ryan
Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of WVLT-TV, Inc., a Georgia corporation (the “Company”), hereby constitutes and appoints Hilton H. Howell, Jr. and James C. Ryan, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more Registration Statement(s) on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Hilton H. Howell, Jr.	President and Director	May 12, 2017
(Hilton H. Howell, Jr.)	(Principal Executive Officer)
/s/ James C. Ryan	Vice President and	May 12, 2017
(James C. Ryan)	Chief Financial Officer (Principal Financial Officer)
/s/ Jackson S. Cowart, IV	Chief Accounting Officer	May 12, 2017
(Jackson S. Cowart, IV)	(Principal Accounting Officer)
/s/ Kevin P. Latek	Director	May 12, 2017
(Kevin P. Latek)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on this 12th day of May, 2017.

Gray Television Group, Inc.

By:	/s/ James C. Ryan
James C. Ryan
Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Gray Television Group, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Hilton H. Howell, Jr. and James C. Ryan, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more Registration Statement(s) on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Hilton H. Howell, Jr.	President and Director	May 12, 2017
Hilton H. Howell, Jr.	(Principal Executive Officer)
/s/ James C. Ryan	Executive Vice President and	May 12, 2017
(James C. Ryan)	Chief Financial Officer (Principal Financial Officer)
/s/ Jackson S. Cowart, IV	Vice President and	May 12, 2017
(Jackson S. Cowart, IV)	Chief Accounting Officer (Principal Accounting Officer)
/s/ Kevin P. Latek	Director	May 12, 2017
(Kevin P. Latek)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on this 12th day of May, 2017.

Gray Television Licensee, LLC

By:	/s/ James C. Ryan
James C. Ryan
Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Gray Television Licensee, LLC, a Nevada limited liability company (the “Company”), hereby constitutes and appoints Hilton H. Howell, Jr. and James C. Ryan, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 one or more Registration Statement(s) on Form S-3 relating to the registration for sale of the debt and/or equity securities of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Hilton H. Howell, Jr.	President and Chairman	May 12, 2017
(Hilton H. Howell, Jr.)	(Principal Executive Officer)
/s/ James C. Ryan	Treasurer	May 12, 2017
(James C. Ryan)	(Principal Financial Officer and Principal Accounting Officer)
/s/ Kristine W. Eppes	Director	May 12, 2017
(Kristine W. Eppes)
/s/ Kevin P. Latek	Director	May 12, 2017
(Kevin P. Latek)

Exhibit Index

Exhibit No.	Description

4.1	Form of Indenture

5.1	Opinion of Jones Day

5.2	Opinion of Woodburn and Wedge

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of RSM US LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

23.3	Consent of Woodburn and Wedge (included in Exhibit 5.2)

24.1	Powers of Attorney for Gray Television, Inc. (included in the signature page attached hereto)

24.2	Powers of Attorney for WVLT-TV, Inc. (included in the signature page attached hereto)

24.3	Powers of Attorney for Gray Television Group, Inc. (included in the signature page attached hereto)

24.4	Powers of Attorney for Gray Television Licensee, LLC (included in the signature page attached hereto)